                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86972


                       [Specialty Trust, Inc. Letterhead]


                            SECURED INVESTMENT NOTES

                                  JULY 20, 2002


                   TERM                                  RATE
                   ----                                  ----
                 3 MONTHS                               3.25%
                 6 MONTHS                               4.25%
                  1 YEAR                                6.00%
                  2 YEAR                                6.50%
                  5 YEAR                                7.50%


   OUR SECURED INVESTMENT NOTES ARE AVAILABLE FROM 2 MONTH UP TO 5 YEAR TERMS AND ARE PRICED BY US EACH MONTH TO ACHIEVE FOR INVESTORS HIGHER YIELDS THAN
  BANK CDS WITH SIMILAR TERMS OR BANK MONEY MARKET ACCOUNTS IN OUR MARKET AREA.

- NOTES ARE ISSUED THE 20TH OF EVERY MONTH IN A LIMITED SUPPLY WITH A MINIMUM INVESTMENT OF $25,000.

- SPECIALTY TRUST COLLATERALIZED INVESTMENT NOTES ARE PRIMARILY COLLATERALIZED BY MORTGAGE LOANS WITH A PRINCIPAL BALANCE OF 150% OF SECURED NOTES. THE COLLATERAL IS HELD BY AN INDEPENDENT, THIRD PARTY TRUSTEE, DEUTSCHE BANK NATIONAL TRUST COMPANY, ONE OF WALL STREET'S MOST RESPECTED INSTITUTIONS.

                                     CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809
                              STACY@SPECIALTYFI.COM

   The prospectus dated May 7, 2002, should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Trust, Inc.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.

     THE INVESTMENTS REFERRED TO ABOVE ARE NOT INSURED OR GUARANTEED BY ANY
       GOVERNMENTAL AGENCY. OFFERS OF THESE NOTES ARE MADE BY PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
       COMMISSION HAS APPROVED OR DISPROVED THESE SECURITIES OR DETERMINED
           IF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT IS ACCURATE
              OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                CRIMINAL OFFENSE. AVAILABLE ONLY TO RESIDENTS OF
                         NEVADA, CALIFORNIA AND COLORADO

                         Supplement dated June 26, 2002
                       to the Prospectus dated May 7, 2002